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                                                                   EXHIBIT 23.7


                               [RENTX LETTERHEAD]



October 31, 1997



Sent Via Facsimile   847-949-9910

Mr. Frank Manfredi
Manfredi & Associates


Dear Mr. Manfredi:

Manfredi & Associates hereby consents to the references to the information published by us and to our name, all of which appear under the captions "Industry Overview, page 38" in the Registration Statement on Form S-1, as amended (File No. 333-36341), filed by RentX Industries, Inc. with the Securities and Exchange Commission. (See attached)

Please sign below and return via facsimile (303-782-5370) today to Mr. Arnie Bernstein.


Sincerely,



/s/ Arnie Bernstein
Arnie Bernstein
President and CEO

                                        By: /s/ Frank Manfredi
                                           -----------------------------------
                                        Name: Frank Manfredi
                                             ---------------------------------
                                             (Print or Type Name)

                                        Title: President
                                              --------------------------------

AB:jm

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